UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2008 (November 18, 2008)

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Other Events, Financial Statements and Exhibits	Item 8.01 Other Events.

The Company announced today top-line results from the bicifadine Phase 2b clinical trial for the treatment of diabetic neuropathic pain. This trial was conducted by XTL Biopharmaceuticals Ltd. (or XTL), the sublicensee of bicifadine. The primary objective of this trial was to compare the efficacy of two doses of bicifadine against placebo in reducing pain associated with diabetic neuropathy. XTL reported today that the study failed to meet its primary endpoint as well as its key secondary analysis. Thus, the Company will not receive a milestone payment from XTL with respect to bicifadine for the foreseeable future.

The Company estimates that it has sufficient cash and cash equivalents to fund operations through early in the first quarter of 2009 and will need to suspend or terminate the Phase II clinical trial with DOV 21,947 now underway as it evaluates its strategic and financing alternatives over the next week.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOV PHARMACEUTICAL, INC.

By:	/s/ Barbara Duncan
Barbara Duncan
Chief Executive Officer

Date: November 18, 2008